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                                                                    Exhibit 23.2

                      Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 18, 2000 relating to the financial statements and financial statement schedule of coolsavings.com inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP


Chicago, IL
April 10, 2000